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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
NORTHSTAR REALTY FINANCE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Stockholders of NorthStar Realty Finance Corp.:

        It is my pleasure to invite you to NorthStar Realty Finance Corp.'s 2008 Annual Meeting of Stockholders.

        The 2008 annual meeting of stockholders of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), will be held at the Omni Berkshire Place Hotel at 21 East 52nd Street—Carnegie Room, New York, New York on May 22, 2008, beginning at 10:00 a.m., local time.

        This booklet includes a notice of meeting, a proxy statement, proxy card, self-addressed envelope, and Annual Report to Stockholders for the fiscal year ended December 31, 2007.

        It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

        We look forward to seeing you at the meeting.

Sincerely,
DAVID T. HAMAMOTO Chairman and Chief Executive Officer

April 25, 2008

New York, New York

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2008

To the Stockholders of NorthStar Realty Finance Corp.:

        The 2008 annual meeting of stockholders of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), will be held at the Omni Berkshire Place Hotel at 21 East 52nd Street—Carnegie Room, New York, New York on May 22, 2008, beginning at 10:00 a.m., local time. The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying proxy statement, are:

  1)
  a proposal to elect seven directors, each to serve until the 2009 annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2)
  a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2008; and

  3)
  any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        This notice is accompanied by the Company's proxy statement, proxy card, self-addressed envelope, and the Company's Annual Report to Stockholders for the year ended December 31, 2007.

        Stockholders of record at the close of business on April 22, 2008 will be entitled to notice of and to vote at the annual meeting. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors
ALBERT TYLIS Executive Vice President, General Counsel and Secretary

April 25, 2008

New York, New York

Stockholders are invited to visit the Corporate Governance section of our web site at www.nrfc.com.

NorthStar Realty Finance Corp.

399 Park Avenue
New York, New York 10022
(212) 547-2600

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2008

i

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of NorthStar Realty Finance Corp., a Maryland corporation, for use at the 2008 annual meeting of stockholders to be held on May 22, 2008, at 10:00 a.m., local time, and any adjournments or postponements thereof. "We," "our," "us," and "the Company" each refers to NorthStar Realty Finance Corp. We conduct substantially all of our operations and make our investments through our operating partnership, of which we are the sole general partner. References to our operating partnership refer to NorthStar Realty Finance Limited Partnership, and references to operating partnership units refer to limited partnership interests in NorthStar Realty Finance Limited Partnership.

        The mailing address of our executive office is 399 Park Avenue, New York, New York 10022. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share, on or about April 25, 2008. Our common stock is the only security entitled to vote at the annual meeting, and we refer to this security in this proxy statement as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2007.

        A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

        Grant Thornton LLP, an independent registered public accounting firm, has provided services to us during the past fiscal year, which included the examination of our annual report on Form 10-K, timely reviews of our quarterly reports, review of registration statements and filings with the Securities and Exchange Commission and accounting consultations. A representative of Grant Thornton LLP is expected to be present at the annual meeting, will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Matters to be Considered and Voted Upon at the Annual Meeting

        At the annual meeting, our stockholders will consider and vote upon:

  1)
  a proposal to elect seven directors, each to serve until the 2009 annual meeting of stockholders and until his or her successor is duly elected and qualifies;

  2)
  a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2008; and

  3)
  any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record, as of the close of business, on April 22, 2008 and will provide reimbursement for the cost of forwarding the material.

        In addition, we have engaged MacKenzie Partners, Inc. to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $5,000, plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote

        As of the close of business on April 24, 2008, there were 62,303,625 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on April 22, 2008, are entitled to vote at the annual meeting or any adjournment or postponement thereof.

    Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will be counted in determining the presence of a quorum. "Broker non-votes" occur when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, banks, brokers and other nominees who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm.

Required Quorum/Vote

        A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you hold your shares in your own name as holder of record and return a valid proxy or attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast in the election of directors at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the board of directors' nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any one or more of them. A vote "withheld" or a broker non-vote, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

        Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2008, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this selection is not ratified by holders of our voting securities, the Audit Committee may reconsider its appointment and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.

        If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:

  1)
  FOR the election of each of the nominees to our board of directors;

  2)
  FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2008; and

  3)
  in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

        As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.

Voting

        If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the annual meeting.

        If your shares of our voting securities are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.

Right to Revoke Proxy

        If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  send written notice of revocation, prior to the date of the annual meeting, to our Secretary, at 399 Park Avenue, New York, New York 10022;

  •
  sign and mail a new, later dated proxy card to our Secretary at the address specified above that is received prior to the date of the annual meeting; or

  •
  attend the annual meeting and vote your shares in person.

        If shares of our voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

        A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2007 is being mailed to stockholders entitled to vote at the annual meeting with these proxy materials and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

Annual Report

        We make available free of charge through our website at www.nrfc.com under the heading "Investor Relations" our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission ("SEC"). Further, we will provide, without charge to each stockholder upon written request, a copy of our

Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2007, nor our Annual Report to Stockholders for 2007, is part of the proxy solicitation materials.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same last name and address will receive only one copy of our Annual Report to Stockholders for 2007, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Also, householding will not in any way affect dividend check mailings.

        If you participate in householding and wish to receive a separate copy of our Annual Report to Stockholders for 2007, please request a copy in writing from NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel, and a copy will be provided to you promptly.

        If you do not wish to continue participating in householding and prefer to receive separate copies of future annual reports to stockholders and other stockholder communications, notify our General Counsel in writing at the following address: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Annual Report to Stockholders for 2007, and you wish to receive only a single copy for your household, please contact our General Counsel as indicated above.

Voting Results

        American Stock Transfer & Trust Company will have a representative present at the annual meeting and count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2008, which we plan to file with the SEC in August 2008.

Confidentiality of Voting

        We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents.

Recommendations of the Board of Directors.

        The board of directors recommends a vote:

  1)
  FOR the election of each of the nominees to our board of directors;

  2)
  FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2008; and

  3)
  in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS

General

        Our board of directors presently consists of seven members. At this year's annual meeting, the term of all seven directors will expire.

        At the annual meeting, stockholders will vote on the election of Messrs. William V. Adamski, Preston C. Butcher, David T. Hamamoto, Wesley D. Minami, Louis J. Paglia and Frank V. Sica and Ms. Judith A. Hannaway for a one-year term ending at the 2009 annual meeting of stockholders and until their successors are duly elected and qualified.

        The following table sets forth information concerning our directors, including those who are nominees for reelection, as of the date of this proxy statement.

Current Directors Who are Nominees for Reelection

Name	Age
William V. Adamski	51
Preston C. Butcher	69
David T. Hamamoto	48
Judith A. Hannaway	56
Wesley D. Minami	51
Louis J. Paglia	50
Frank V. Sica	57

        Set forth below is biographical information regarding each of our directors.

        William V. Adamski.    Mr. Adamski has been one of our directors since September 2004. Since March 2005, he served as Chief Executive Officer of NY Credit Advisors and as a member of its board of trustees since November 2006. From April 2000 until February 2005, Mr. Adamski was the President of BRK Management, LLC, specializing in real estate debt and equities investments. From December 1995 until March 2000, Mr. Adamski was a Managing Director at Credit Suisse First Boston LLC, where he led the real estate finance effort and was responsible for the origination and structuring of all real estate products. From 1990 until 1995, Mr. Adamski was Senior Vice President at Lazard Frerés & Co., where he was responsible for corporate and other real estate transactions. Mr. Adamski currently sits on the Cornell Real Estate Advisory Board, which invests the university's endowment in real estate, and is the chairman of the Board of Governors of Mercy Medical Center. Mr. Adamski graduated from Cornell University in 1979 with a bachelor of arts in mathematics and from the New York University Leonard N. Stern School of Business in 1981 with a masters in business administration.

        Preston C. Butcher.    Mr. Butcher has been one of our directors since September 2004. Since 1998, he has been Chairman and Chief Executive Officer of Legacy Partners (formerly known as Lincoln Property Company N.C., Inc.), a real estate and development and management firm, in Foster City, California. Legacy Partners develops and manages income property in the western United States. From 1967 to 1998, Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. Mr. Butcher co-founded, formerly served as Chairman of the Board of Directors, and presently serves on the Executive Committee of the National Multi- Housing Council, a national trade association whose members are the major apartment owners and managers throughout the United States. He also co-founded and currently serves as a Director of the California Housing Council. He is a director of the Charles Schwab Corp., a securities brokerage and related financial services firm. He received his B.S. in Electrical Engineering from the University of Texas at Austin.

        David T. Hamamoto.    Mr. Hamamoto has been our Chairman since October 2007 and one of our directors, our President and Chief Executive Officer since October 2004. Mr. Hamamoto co-founded NorthStar Capital Investment Corp. in July 1997, having co-founded and previously been a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. In 1988, Mr. Hamamoto initiated the effort to build a real estate principal investment business at Goldman, Sachs & Co. under the auspices of the Whitehall Funds. Mr. Hamamoto currently serves as Chairman of the Board of Directors of Morgans Hotel Group Co., a public global hotel management and ownership company focused on the boutique sector. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

        Judith A. Hannaway.    Ms. Hannaway has been one of our directors since September 2004. Currently, Ms. Hannaway is a consultant to various financial institutions. Previously, Ms. Hannaway was employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed end funds, off-shore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-Estate Product Manager. Ms. Hannaway received her B.A. from Newton College of the Sacred Heart and an M.B.A. from Simmons College Graduate Program in Management.

        Wesley D. Minami.    Mr. Minami has been one of our directors since September 2004. Since 2003, he has been President of Billy Casper Golf LLC. From 2001 to 2002, he served as President of Charles E. Smith Residential Realty, Inc., a REIT that was listed on the New York Stock Exchange. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. He resigned from this position after completing the transition and integration of Charles E. Smith Residential Realty, Inc. from an independent public company to a division of Archstone-Smith, an apartment company listed on the New York Stock Exchange. From 1997 to 2001, Mr. Minami worked as Chief Financial Officer and then Chief Operating Officer of Charles E. Smith Residential Realty, Inc. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems. Mr. Minami serves as a director of Ashford Hospitality Trust. Mr. Minami earned his B.A. in Economics, with honors, from Grinnell College and his M.B.A. in Finance from the University of Chicago.

        Louis J. Paglia.    Mr. Paglia has been one of our directors since February 2006. From April 2002 to March 2006, Mr. Paglia was the Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company. Mr. Paglia was also President of UIL Holdings' investment subsidiaries. From July 2002 through April 2005, Mr. Paglia also served as UIL Holdings' Chief Financial Officer. From 1999 to 2001, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company. Prior to 1999, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc. and Emisphere Technologies, Inc. Mr. Paglia received a B.S. from Massachusetts Institute of Technology and an M.B.A. from the Wharton School of the University of Pennsylvania.

        Frank V. Sica.    Mr. Sica has been one of our directors since September 2004. Since 2006, he has also served as a Managing Director at Tailwind Capital, a private equity firm. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management LLC. During that period he was also President of Menemsha Capital Partners, Ltd., a private investment firm. From 2000 to 2003, Mr. Sica was President of Soros Private Funds Management LLC, the management company for the Private Equity and Real Estate activities of Soros Fund Management, LLC. In 1998, Mr. Sica joined Soros Fund Management, where he was a Managing Director responsible for Soros' private equity investments. From 1988 to 1998, Mr. Sica was a Managing Director at Morgan Stanley Dean Witter & Co. In 1996, he was elevated to Co-CEO of Morgan Stanley's Merchant Banking Division. From 1981 to 1988, Mr. Sica was in the Mergers and Acquisitions Group at Morgan Stanley. Mr. Sica is a Director of CSG Systems, Inc., JetBlue Airways and Kohl's Corporation. Mr. Sica is also a Trustee of Wesleyan University, a member of the Board of Overseers for the Amos Tuck School of Business at Dartmouth College, a board member of the Cancer Research Institute and a member of the Board of Governors of Lawrence Hospital Center.

Corporate Governance Profile

        We are committed to good corporate governance practices and, as such, we have adopted the formal corporate governance guidelines and codes of ethics discussed below to enhance our effectiveness.

    Code of Ethics for Senior Financial Officers

        We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers of the Company. The code is available on our website at www.nrfc.com under the heading "Investor Relations—Governance." Amendments to, and waivers from, the senior financial officer code of ethics will be disclosed on our website at www.nrfc.com under the heading "Investor Relations—Governance."

    Code of Business Conduct and Ethics

        We have adopted a code of corporate ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our code of ethics prohibits payments, directly or indirectly, to any foreign official seeking to influence such official or otherwise obtain an improper advantage for our business. The code is available on our website at www.nrfc.com under the heading "Investor Relations—Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

    Corporate Governance Guidelines

        We have adopted corporate governance guidelines to assist the board of directors in the exercise of its responsibilities. The guidelines govern, among other things, board member qualifications, responsibilities, education and management succession. A copy of the corporate governance guidelines may be found on our website at www.nrfc.com under the heading "Investor Relations—Governance Documents" and are also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

Board Committees

        Our board of directors has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and each of these committees has adopted a charter. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the New York Stock Exchange. Moreover, the Compensation Committee is composed exclusively of individuals referred to as "non-employee directors" in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" in section 162(m) of the Internal Revenue Code.

        During the year ended December 31, 2007, the board of directors met on eleven occasions. Each director then serving attended at least 75% of the aggregate number of meetings of the board of directors and all committees on which they served (other than Mr. Butcher who attended 73% of the meetings) and each committee of the board of directors on which such director served. All directors attended last year's annual meeting.

        The following table shows the membership of the various committees:

Audit	Compensation	Nominating and Corporate Governance
Wesley D. Minami*	William V. Adamski*	Judith A. Hannaway*
Judith A. Hannaway	Louis J. Paglia	William V. Adamski
Louis J. Paglia	Frank V. Sica	Wesley D. Minami

    *
    Denotes Chairperson

    Audit Committee

        Our Audit Committee held six meetings in 2007. Its report is on page 33 of this proxy statement. Our board of directors has determined that all three members of the Audit Committee are independent and financially literate under the rules of the New York Stock Exchange and that at least two members, Mr. Minami, who chairs our Audit Committee, and Mr. Paglia, are "audit committee financial experts," as that term is defined by the Securities and Exchange Commission. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting the board of directors in its oversight of our internal controls over financial reporting.

        A copy of the Audit Committee charter is available on our website at www.nrfc.com, under the heading "Investor Relations—Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

    Compensation Committee

        Our Compensation Committee held eight meetings in 2007 and acted by unanimous written consent on one occasion. Its report is on page 29 of this proxy statement. Our board of directors has determined that all three members of the Compensation Committee are independent under the rules of the New York Stock Exchange. Mr. Adamski chairs the Compensation Committee. The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering our equity compensation plans, and producing an annual report on executive compensation for inclusion in our annual meeting proxy statement.

        A copy of the Compensation Committee charter is available on our website at www.nrfc.com, under the heading "Investor Relations—Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

    Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee held four meetings in 2007. Our board of directors has determined that all three members of the Nominating and Corporate Governance Committee are independent under the rules of the New York Stock Exchange. Ms. Hannaway chairs the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to the board of directors for adoption the committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board of directors. In addition, the committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board of directors.

        A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.nrfc.com, under the heading "Investor Relations—Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks or employee participation on the Compensation Committee that requires disclosure.

Director Independence

        Of our seven directors, five have been determined by our board of directors to be independent for purposes of the New York Stock Exchange listing standards. In determining director independence, the board of directors reviewed, among other things, whether any transactions or relationships exist currently or, existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. In particular, the board of directors reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director's immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the New York Stock Exchange for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

        The board of directors also examined whether there were any transactions or relationships between each director and members of our senior management or our affiliates.

        As a result of its review, the board of directors affirmatively determined at a meeting held on April 22, 2008, that Messrs. Adamski, Minami, Paglia and Sica and Ms. Hannaway were independent under the New York Stock Exchange listing standards.

    Lead Director; Communication with the Lead Director or Independent Directors

        The New York Stock Exchange listing standards require New York Stock Exchange-listed companies to disclose in their annual proxy statements: (i) the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors; and (ii) a method for interested parties to communicate directly with the presiding director or with the non-management directors as a group. The Lead Director of the board presides at all regularly-scheduled executive sessions of the non-management members or independent members of the board of directors. Louis J. Paglia is currently the Lead Director of the board. We currently anticipate that the position of Lead Director will be rotated on an annual basis.

        Interested parties wishing to communicate directly with the Lead Director or the non-management members of the board as a group should address their inquires to the General Counsel by mail sent to our principal executive office located at 399 Park Avenue, New York, New York 10022. The mailing envelope should contain a clear notification indicating that the enclosed letter is a "Stockholder-Lead Director Communication" or "Stockholder-Non-Management Director Communication." All communications will be promptly relayed to the appropriate recipient(s).

Stockholder Communications with Directors

        The board of directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the board by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of our General Counsel at NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the office of the General Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons that no filings on such forms were required for those persons, we believe that all such filings required to be made during and with respect to the fiscal year ended December 31, 2007 by Section 16(a) were timely made.

Director Nomination Procedures

        The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on the board of directors should have demonstrated an ability to make a meaningful contribution to the board of directors' oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the board of directors based on, among other things, its evaluation of a candidate's experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the board of directors, the Nominating and Corporate Governance Committee also seeks to have the board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

        In the future, the Nominating and Corporate Governance Committee intends to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. The Nominating and Corporate Governance Committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

        The Nominating and Corporate Governance Committee anticipates that once a person has been identified by the committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the board of directors, the Nominating and Corporate Governance Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022. Director recommendations submitted by stockholders should include the following:

  •
  the name, age, business address and residence address of the individual(s) recommended for nomination;

  •
  the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

  •
  the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

  •
  all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Director Attendance at Annual Meeting

        We do not currently maintain a policy requiring our directors to attend the annual meeting of stockholders; however, directors are invited and encouraged to attend. All of our directors attended the 2007 annual meeting of stockholders.

Directors Offer of Resignation Policy

        Whenever a member of the board of directors (i) resigns or is terminated from his or her existing principal employment position or (ii) violates the Company's Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of the board of directors, pursuant to our resignation policy, he or she is to offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that the Nominating and Corporate Governance Committee deems appropriate under the circumstances, including, without limitation, any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, and will recommend to the board of directors the action to be taken with respect to any resignation offer.

CEO Succession Plan

        Our board of directors has adopted a succession plan, which it intends to review periodically, with respect to selecting a successor to our chief executive officer.

EXECUTIVE OFFICERS

        Our executive officers are appointed annually by our board of directors and serve at the discretion of our board. Set forth below is information, as of the date of this proxy statement, regarding our current executive officers:

Name	Age	Position
David T. Hamamoto*	48	Chairman and Chief Executive Officer
Andrew C. Richardson	41	Chief Financial Officer, Executive Vice President and Treasurer
Daniel R. Gilbert	38	Executive Vice President
Richard J. McCready	49	Chief Operating Officer, Executive Vice President and Assistant Secretary
Daniel D. Raffe	45	Executive Vice President

*
Biographical information is provided above under "Board of Directors."

        Set forth below is biographical information regarding each of our executive officers.(1)

        Andrew C. Richardson.    Mr. Richardson has been our Executive Vice President, Chief Financial Officer and Treasurer since April 2006. From March 2000 to March 2006, Mr. Richardson was head of the capital markets group for iStar Financial Inc., most recently as Executive Vice President. While at iStar Financial, Mr. Richardson was responsible for its capital raising activities, investor relations functions and had an integral role in expanding iStar's shareholder and lender constituencies. Mr. Richardson joined iStar Financial from Salomon Smith Barney, where from 1995 to 2000 he was an investment banker in the Global Mergers and Acquisitions and Real Estate and Lodging Groups, most recently serving as a Vice President providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Prior to joining Salomon Smith Barney, from 1988 to 1993 Mr. Richardson worked for Ernst & Young LLP and was a certified public accountant. Mr. Richardson holds an M.B.A. from the University of Chicago, and a B.B.A. in accountancy from the University of Notre Dame.

        Daniel R. Gilbert.    Mr. Gilbert has been one of our Executive Vice Presidents since our initial public offering in October 2004. Mr. Gilbert has primary responsibility for our real estate debt business. From July 2004 until October 2004, Mr. Gilbert served as an Executive Vice President and Managing Director of mezzanine lending of NorthStar Capital, which included responsibility for the oversight of the NSF Venture. From 1994 to 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., in its Global Principal Investments and Commercial Real Estate department, most recently managing a group with global responsibility for Merrill Lynch's relationships with its top tier real estate investor clients and engaging in strategic principal investments in real estate opportunity funds. For the prior six years, he was responsible for originating principal investments in mortgage loans, subordinated notes, mezzanine loans, preferred equity, distressed debt and related commercial mortgage-backed securities. Mr. Gilbert's early work at Merrill Lynch focused on CMBS transactions and the acquisition of distressed mortgage loan portfolios. In 1996, Mr. Gilbert left Merrill Lynch for a brief time to work for a management consulting firm, where he advised senior management and directors on shareholder value creation. Prior to 1994, he held accounting and legal related roles at Prudential Securities Incorporated. Mr. Gilbert graduated from Union College with degrees in political science and anthropology.

        Richard J. McCready.    Mr. McCready has been our Chief Operating Officer and one of our Executive Vice Presidents since April 2006. Since our initial public offering in October 2004 to April 2006, Mr. McCready served as our General Counsel and Secretary. Mr. McCready served as the Chief Operating Officer and Secretary of NorthStar Capital from 1998 to October 2007 and its President and Chief Operating Officer from October 2005 to October 2007, and was a member of NorthStar Capital's

Board of Directors. Prior to joining NorthStar Capital, Mr. McCready had been the President, Chief Operating Officer and a Director of First Winthrop Corporation, a Manager of commercial properties. Prior to joining First Winthrop in 1990, he was in the Corporate and Real Estate Finance group at the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mr. McCready graduated from the University of New Hampshire and holds a Juris Doctorate from Boston College Law School.

        Daniel D. Raffe.    Mr. Raffe has been one of our Executive Vice Presidents since April 2006 and was a Managing Director from November 2005. Mr. Raffe is responsible for running our real estate net lease acquisitions business. Mr. Raffe has 19 years of real estate and legal expertise. Prior to joining the Company, Mr. Raffe was with GE Business Property since 2002 as a Vice President, responsible for leading real estate net lease acquisitions and structured finance transactions in the Eastern and Midwest United States. Prior to that, from 1997 to June 2000, Mr. Raffe was a Managing Director at Cushman & Wakefield, Inc. where he advised corporate owners of real estate on the best financial strategies for their real estate holdings, and structured and implemented sale leaseback, synthetic lease and other real estate finance transactions. Prior to Cushman & Wakefield, Mr. Raffe worked for both Capital Lease Funding, L.P. and Kidder Peabody where he engaged in a variety of commercial real estate finance transactions including sale leasebacks, net lease acquisitions and financings and other whole loan originations. Mr. Raffe began his career with the law firm of Dewey Ballantine. Mr. Raffe graduated from Indiana University with a degree in accounting and also received a law degree from Georgetown University.

(1)
Jean-Michel Wasterlain, one of our Executive Vice Presidents, has left the Company as of April 11, 2008.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

General

        This section describes the process that the Compensation Committee undertakes and the factors it considers in determining the appropriate compensation for our executive officers. The Compensation Committee is responsible for establishing and monitoring compensation programs, and for evaluating the performance of our executive officers. The Compensation Committee reviews and approves individual executive officer salaries, bonuses and other equity-based awards.

Compensation Policies and Objectives

        Compensation of our executive officers reflects and supports the goals and strategies that we establish. Our compensation programs are designed to link compensation with performance and to provide competitive levels of compensation relative to our peers and other companies that may compete for the services of our executive officers. We compensate our executive officers through a mix of base salary, bonus (both cash and equity based) and long-term equity compensation. The Compensation Committee has established the following primary objectives in determining the compensation of our executive officers:

  •
  to attract and retain high-performing, in-demand executive talent by paying competitive levels of compensation;

  •
  to provide equity-based incentives that aligns our executive officer's interests with the long-term interests of our stockholders; and

  •
  to provide rewards consistent with corporate performance.

Compensation Benchmarking and Peer Group

        The Compensation Committee approves all compensation and equity awards for our executive officers, which include our chief executive officer, chief financial officer, chief operating officer and three of our executive vice presidents that are primarily responsible for our three core business lines. The Compensation Committee largely considers compensation for such executive officers in light of competitive compensation levels, among other things, and has the sole authority to retain compensation consultants to assist in the evaluation of executive officer compensation. In this regard, the Compensation Committee engaged SMG Advisory Group LLC, an independent consulting firm specializing in compensation matters in the REIT industry, which we refer to as SMG. In determining compensation for our executive officers for 2007, the Compensation Committee relied on studies prepared by SMG comparing compensation levels of our executive officers with those of a competitive peer group. The Compensation Committee annually evaluates the peer group proposed by SMG and believes that it is appropriate to include a diverse group of companies in the peer group in terms of size, location, market capitalization, earnings and business strategy because of the complex nature of our business and the demand for highly talented and skilled employees in the real estate finance sector that are transferable to a diverse group of companies.

        In 2007, the peer group consisted of the following companies (in alphabetical order), as well as a subset of the following peer group that is denoted with an asterisk: American Home Mortgage Investment Corp.; Annaly Mortgage Management, Inc.; Arbor Realty Trust;* Capital Trust, Inc.;* Capital Lease Funding, Inc.; CapitalSource, Inc.;* Centerline Holding Company; CIT Group, Inc.; iStar Financial Inc.;* Lexington Corporate Properties Trust; New Century Financial Corporation; RAIT Investment Trust;* Redwood Trust, Inc.; and four externally-managed REITs*. Additionally, the Compensation Committee closely considers the compensation paid by hedge funds and private equity funds in the real estate and finance sectors due to the active recruiting of talented professionals undertaken by these companies, particularly in the New York City area, and reviewed projected 2007 compensation data provided by SMG for private equity funds with $1 to $5 billion of assets under management. Furthermore, the Compensation Committee reviewed and considered compensation paid by certain equity REITs and also gave consideration to compensation paid to real estate groups within investment banks.

        The Compensation Committee uses the peer group compensation data primarily to ensure that the total direct compensation for our executive officers is within a desired range of comparative pay of the peer group companies, which is evaluated annually based on our performance. In considering the peer group compensation data, SMG also provided the Compensation Committee with the following performance data with respect to the peer group: (i) total return to stockholders over a one-year period, two-year period and since the Company's initial public offering; (ii) AFFO performance over a one-year and two-year period; (iii) return on equity over a one-year period, including and excluding general and administrative expenses, for the peer group and the subset of the peer group noted above; (iv) dividend growth over a one-year and two-year period; and (v) loan loss reserves and asset impairment charges as a percentage of total assets over a one-year period. According to the performance data provided by SMG, our average ranking in the metrics described above was in the top 20% of the peer group and we ranked first in approximately 36% of the these metrics, including two-year AFFO and dividend growth rate and loan loss reserves and asset impairment charges. Accordingly, in determining 2007 compensation, the Compensation Committee targeted executive officer compensation at the approximately 75th to 80th percentile of the combined public company and private equity peer groups. Furthermore, while the Compensation Committee believes that peer group market compensation and performance data provide a useful starting point for compensation decisions, the Compensation Committee also considers other factors that are consistent with our compensation objectives and believes that retaining discretion based on subjective criteria, particularly in difficult market conditions, is in the best interests of the Company's stockholders.

Determination of Compensation Awards

        In determining compensation packages for individual executive officers, the Compensation Committee considers the overall compensation for each executive officer and then allocates that compensation among base salary, bonus and incentive compensation in such a way as to maximize our retention capabilities and to best align the interests of our executive team with that of our stockholders. At the executive levels, the incentive compensation is designed to reward: (i) company-wide performance by linking awards to our financial performance and growth, including the metrics described above; and (ii) the individual performance, responsibility and experience of our executive officers.

        Annually, based on discussions with the Compensation Committee and their analysis performed, SMG makes preliminary recommendations to the Compensation Committee with respect to ranges of executive officer compensation, including recommendations with respect to equity compensation plans. The Compensation Committee then reviews SMG's preliminary proposals and engages in a direct dialogue with SMG. Management will also assist the Compensation Committee and SMG by providing information and feedback, to the extent requested. Additionally, the Compensation Committee discusses proposals with our Chief Executive Officer to seek his recommendations regarding the compensation of the other executive officers. After these preliminary stages and the collection of information, SMG provides more specific recommendations with respect to executive officer compensation. During the compensation review process, the Compensation Committee typically holds several meetings towards the end/beginning of each fiscal year. In 2007-2008, between mid-September and mid-January, the Compensation Committee held six meetings primarily relating to executive compensation. The Compensation Committee has set a policy that only the chief executive officer and the general counsel may attend Compensation Committee meetings and communicate with the Compensation Committee or SMG relating to executive compensation. Additionally, the Compensation Committee holds executive sessions at certain of these meetings without the chief executive officer and the general counsel present and with and without SMG present. Through the meeting process and continued dialogue with SMG and, if necessary, the chief executive officer and general counsel, the Compensation Committee ultimately makes the final determination on executive compensation, which it provides to the chief executive officer who then informs the other executive officers.

Equity Grant Policies

        We typically make our annual equity grants at the first or second meeting of the Compensation Committee of each year, but in no event later than January 31st of each year. This timeline enables us to consider the Company's and our executive's performance in the prior year and weigh them against our expectations for the current year. The awards are also made as early as practicable in the year in order to maximize the time-period for the incentives associated with the awards. The Compensation Committee's schedule is determined several months in advance and the proximity of any awards to earnings announcements or other market events is coincidental.

        Our practice is to determine the dollar amount of equity compensation that we want to provide and to then grant a number of LTIP units that have a fair market value equal to that amount on the date of grant. LTIP units represent units of partnership interest which are structured as profits interest in our operating partnership and which, conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, may be converted, at the election of the holder, into one common unit of partnership interest in our operating partnership. Upon the election of a holder, each such operating partnership unit is then redeemable for cash equal to the then fair market value of one share of our common stock or, at our option, one share of our common stock. We determine the fair market value of LTIP units based upon the closing price of our common stock on the day of determination and we do not apply a discount to LTIP units relative to our common stock even though LTIP units may never become redeemable for common stock and even though the LTIP units vest over a three-year period and are subject to forfeiture if an executive officer is not employed by the Company. We do, however, pay dividends on the entire amount of all LTIP grants beginning on the date of grant. Additionally, grants to new hires are made on their respective start dates and the price used to determine the number of LTIP units that are granted is the closing price of our stock on the business day preceding their employment start date. We do not have any practice to time the grant of LTIP units in conjunction with the release of material, non-public information.

        In establishing award levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested because earned and/or vested equity awards do not have retention value. Additionally, it is our belief that competitors seeking to hire our employees would not give credit for equity ownership in our company and, accordingly, to remain competitive, we would not give credit for ownership levels either. Given the recent turmoil in the markets and the reduction of value of previous awards granted to our executive officers, we considered such reduction in value in determining equity awards for the 2007 fiscal year.

Stock Ownership Guidelines

        During 2007, our board of directors adopted the following stock ownership guidelines for our executive officers and members of our board of directors:

Title	Guideline
Chief Executive Officer	A multiple of 4X base salary in effect from time to time
Executive Vice President	A multiple of 2X base salary in effect from time to time
Director	A minimum of 10,000 shares

        Ownership will include: (i) shares of common stock or LTIP units owned individually and by their immediate family members or trusts for the benefit of their immediate family members; (ii) shares of common stock or LTIP units not yet vested; (iii) shares of common stock or LTIP units held in a 401(k) plan; and (iv) shares of common stock or LTIP units held in employee stock purchase or deferred compensation plans. Newly elected or appointed executive officers and directors will not be permitted to sell or otherwise transfer any shares of common stock or LTIP units until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between executives, directors and stockholders and encourages executives and directors to act to increase stockholder value. As of the date of this proxy statement, all of the named executive officers and directors are in compliance with our stock ownership guidelines.

Elements of Compensation

        The key elements of our executive compensation program are as follows:

    Base Salary

        The Compensation Committee's base salary recommendations are dependent upon our overall performance, the performance of each of our executive officers and the scope of each executive officer's responsibilities, experience, sustained performance and contributions to our business, as well as contractual obligations that we have entered into with our executive officers. The Compensation Committee's strong desire to keep the base salary levels of our executive officers competitive with the base salaries of other executives with similar responsibilities at comparable companies is a significant factor in making base salary determinations and was a significant factor in determining the minimum base salaries set forth in the employment agreements we entered into with Messrs. Hamamoto, Richardson, Gilbert and McCready. The base salaries of our named executive officers for 2008 are as follows and have been set at the minimum level provided for in each of their respective employment agreements: David T. Hamamoto—$950,000; Andrew C. Richardson—$500,000; Daniel R. Gilbert—$500,000; and Richard J. McCready—$400,000.

    Bonuses

        In determining the actual bonus payable to each executive officer, the Compensation Committee focuses on:

  •
  overall company performance;

  •
  each executive officer's contribution to the performance of the company;

  •
  competitive compensation practices; and

  •
  balancing our executive officers' interests with those of our stockholders.

        In determining company performance, the Compensation Committee believes that total return to stockholders is a good measure in determining the value that our executive officers provide to our stockholders, particularly over extended periods of time. However, because total return is not exclusively a product of company performance, but also depends on market factors outside the control of our executive officers, the Compensation Committee believes it is important to include AFFO and dividend growth, return on equity and credit quality as critical factors in determining executive bonuses. Additionally, in determining individual performance, if a particular executive officer has broader corporate responsibility than one business line, such as our chief financial officer, their bonus is based on a broader set of company-wide factors, rather than the specific production of a particular business unit.

  Annual Cash Bonuses

        Our executive officers receive annual cash bonuses that are intended to compensate them for achieving or exceeding financial goals and corporate objectives. The Compensation Committee has not adopted a formal cash bonus plan and used its discretion and experience to determine appropriate cash bonuses for our executive officers for the 2007 fiscal year. Among the factors considered by the Compensation Committee in determining cash bonuses for 2007 were the Company's AFFO growth, total return to stockholders, previous cash bonuses paid to the executive officers and the Company's overall performance compared to its budget, as well as the Compensation Committee's desire to keep cash bonuses competitive to those being paid by the Company's peer group. Based on our performance relative to these factors, among other things, and based on our performance relative to our peer group generally, the Compensation Committee approved the following cash bonuses for our named executive officers for the 2007 fiscal year: David T. Hamamoto—$1,000,000; Andrew C. Richardson—$325,000; Daniel R. Gilbert—$650,000; Jean-Michel Wasterlain—$650,000; and Richard J. McCready—$350,000. Additionally, Mr. Hamamoto and Mr. Richardson, at their election, received $500,000 in LTIP units and $325,000 in LTIP units, respectively, in lieu of an equivalent amount of cash bonus. These LTIP units vest quarterly over a three-year period.

        At the beginning of 2007, the Compensation Committee gave consideration to adopting a more formal cash bonus plan, but ultimately determined that a formal plan could not meet the Compensation Committee's stated principles, particularly given our growth rate, the complexity of our business and potential initiatives for 2007. In lieu of a formal cash bonus plan, the Compensation Committee established performance metrics for its consideration at the conclusion of the year that was a factor in determining annual cash bonuses.

  Annual Equity Incentive Awards

        As with annual cash bonuses, the annual equity awards are intended to compensate our executive officers for their performance and the performance of the Company. Additionally, annual equity awards are also designed to strengthen our ability to retain talented executives, as incentive compensation is earned over a three-year period and creates an incentive for executives to consider our long-term best interests. The Compensation Committee believes that annual equity awards that are typically a multiple of our cash bonuses and that vest over a three-year period appropriately align our executive officers' interests with those of our stockholders and further the long-term perspective necessary for success in our business.

        In connection with its annual equity incentive awards, the Compensation Committee makes grants of LTIP units. Although the Compensation Committee has considered other forms of equity compensation, including stock option grants, the Compensation Committee currently believes that LTIP units best align the interests of our executive officers with those of our stockholders and potentially provide for certain tax benefits to our executive officers. Additionally, grants of LTIP units are likely to be less dilutive to stockholders over time than options even though the grants of LTIP units are initially more dilutive because they are deemed outstanding at the time of grant for purposes of AFFO and net income per share calculations. Because we are largely measured by the capital markets based on our

AFFO, which is exclusive of equity based compensation expense, the Compensation Committee applies a lesser weighting to the accounting cost associated with equity awards in determining the type of equity awards to provide our executive officers.

        The Compensation Committee awarded the following LTIP units, which vest quarterly over three years, to our named executive officers in January 2008: David T. Hamamoto—785,460; Andrew C. Richardson—368,736; Daniel R. Gilbert—333,333; and Richard J. McCready—116,959.

        The Compensation Committee believes that the aggregate amount of bonuses for each of our executive officers for the fiscal year ended December 31, 2007 was appropriate in light of our the Company's performance with respect to the metrics described above, the Compensation Committee's understanding of competitive industry practice and the benchmarking information provided by SMG.

    Long-Term Equity Incentive Programs

  2006 Outperformance Plan

        In 2006, the Compensation Committee adopted the NorthStar Realty Finance Corp. 2006 Outperformance Plan, which we refer to as the 2006 Outperformance Plan. Under the 2006 Outperformance Plan, award recipients will share in a "performance pool" if our total return to stockholders for the period from January 1, 2006 (measured based on the average closing price of our common stock for the 20 trading days prior to January 1, 2006 through December 31, 2008) exceeds a cumulative total return to stockholders of 30%, including both share appreciation and dividends paid. The size of the pool will be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $40 million, exclusive of accrued dividends referred to below. Although the amount of the awards earned under the 2006 Outperformance Plan, if any, will be determined when the performance pool is established, not all of the LTIP units earned pursuant to the awards vest at that time. Instead, 50% of the awards vest on December 31, 2008 and 25% of the awards vest on each of the first two anniversaries thereafter, dependent on continued employment.

        The 2006 Outperformance Plan provides that if the performance pool is established, each award recipient will be entitled to the dividends that would have been paid by us had the LTIP units (that were earned based on the size of the pool) been issued on the date the 2006 Outperformance Plan was approved. Those dividends will be paid by the issuance of additional LTIP units. Thereafter, dividends will be paid on the outstanding LTIP units, whether or not vested. In the event the potential performance pool reaches the maximum dilution cap before December 31, 2008 and remains at that level or higher for 30 consecutive days, the performance period will end early and the pool will be formed on the last day of such 30 day period.

        In the event of a change in control prior to the establishment of the pool, then: (1) the performance period will be shortened to end on a date immediately prior to the public announcement of the change in control event; and (2) the total stockholder return benchmark will be adjusted on a pro-rata basis for the shortened performance period. A performance pool will be established as described above if the adjusted benchmark target is achieved and all of the LTIP units earned pursuant to the awards will be fully vested. If a change in control occurs after the performance period has ended, all unvested LTIP units earned under the 2006 Outperformance Plan will fully vest upon the change in control.

        The Compensation Committee believes that the 2006 Outperformance Plan provides a long-term incentive to our executive officers and aligns their interests, on a long-term basis, with those of our stockholders by only providing awards to our executive officers if our stockholders receive strong returns over a three-year period, and then, only 10% of any amount in excess of 30%. Additionally, the Outperformance Plan vests over a five-year period, thus further providing for long-term incentives.

  Mr. Wasterlain's Outperformance Bonus Plan

        Pursuant to Mr. Wasterlain's Outperformance Bonus Plan, he was entitled to receive incentive compensation equal to 15% of the net profits from our real estate securities business in excess of a 12% return on invested capital, which we refer to as the bonus participation amount. Although Mr. Wasterlain's last date of employment was April 11, 2008, he is deemed to have a vested interest in, and may continue to receive, the following: (i) 20% of the bonus participation amount relating to fee streams and securities investments that were made in the 12 months prior to April 11, 2008; (ii) 40% of the bonus participation amount relating to fee streams and securities investments that were made more than 12 months and less than 24 months prior to April 11, 2008; (iii) 60% of the bonus participation amount relating to fee streams and securities investments that were made more than 24 months and less than 36 months prior to April 11, 2008; (iv) 80% of the bonus participation amount relating to fee streams and securities investments that were made more than 36 months and less than 48 months prior to April 11, 2008; and (v) 100% of the bonus participation amount relating to fee streams and securities investments that were made more than 48 months prior to April 11, 2008.

  Stock Incentive Plan

        In connection with our initial public offering in 2004, the Compensation Committee adopted the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan, which we refer to as the Long-Term Incentive Plan. Up to 2.5% of our total capitalization as of the consummation of our initial public offering was available to be paid under the Long-Term Incentive Plan in cash, shares of our common stock or other share-based forms at the discretion of the Compensation Committee, if certain return hurdles were met. The Compensation Committee established the return hurdle for these performance periods as an annual return on paid in capital as defined in the plan, equal to or greater than 12.5%. Each of the one and two-year hurdles for the periods ended September 30, 2006 and September 30, 2007, respectively, under the Long-Term incentive Plan, were met. Since we achieved both performance hurdles, each of the participants that was an employee at the conclusion of each of the performance periods received vested LTIP units equal to his or her total reserved amount.

        The Compensation Committee believes that the Long-Term Incentive Plan has provided a long-term incentive to our executive officers and aligned their interests with those of our stockholders.

    Employment Arrangements

        On October 4, 2007, in connection with the expiration of the three-year term of certain employment agreements with certain of our executive officers, we entered into new employment and non-competition agreements with Messrs. Hamamoto, Richardson, Gilbert and McCready. Each employment and non-competition agreement has an initial term of three years and will extend on an annual basis for one additional year, unless notice not to renew the employment and non-competition agreement is given 90 days prior to the expiration of its term. Additionally, each employment and non-competition agreement provides for certain payments in the event of termination, as described in "Potential Payments on Termination or Change in Control" beginning on page 23. In connection with entering into the employment and non-competition agreements, we granted to our executive officers the following long-term retention awards under our 2004 Omnibus Stock Incentive Plan: David T. Hamamoto (656,045 LTIP units); Andrew C. Richardson (374,883 LTIP units); Daniel R. Gilbert (374,883 LTIP units); and Richard J. McCready (187,441 LTIP units). These awards vest over a four year period, with 10% vesting quarterly beginning on January 29, 2008 and 30% vesting quarterly each year thereafter.

    Other Awards

  Perquisites

        At this time, we do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with additional compensation in the form of perquisites. Accordingly, in 2007, none of our executive officers received any perquisites.

  Retirement Plans

        Consistent with the practice of many publicly traded companies, we maintain a standard 401(k) plan in which all of our employees are entitled to participate. We match 100% of the first 3% of an employee's contributions and 50% of the next 2% of the employee's contributions. We abide by the limits imposed by the internal revenue service on the amount an employer can contribute to a 401(k) plan. In 2007, this limit was $9,000 per employee.

  Deferred Compensation Plans

        At this time, we do not believe it is necessary for the attraction or retention of management talent to provide a deferred compensation plan to any of our executive officers.

Compensation of Executive Officers

Summary Compensation Table

        The following table shows the compensation for each of our named executive officers for 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total Compensation ($)
David T. Hamamoto Chairman & Chief Executive Officer	2007 2006	950,000 475,000	1,000,000 1,500,000		4,613,607 2,314,044	— —		9,000 8,800	6,572,607 4,297,844
Andrew C. Richardson Chief Financial Officer, Executive Vice President & Treasurer	2007 2006	500,000 250,000	325,000 900,000	(3)	1,932,914 621,800	— —		9,000 —	2,766,914 1,771,800
Daniel R. Gilbert Executive Vice President	2007 2006	500,000 300,000	650,000 650,000		2,097,157 976,580	— —		9,000 8,800	3,256,157 1,935,380
Jean-Michel Wasterlain(4) Former Executive Vice President	2007 2006	500,000 300,000	650,000 650,000		228,436 250,833	1,322,877 749,153	(5) (5)	9,000 8,800	2,710,313 1,958,786
Richard J. McCready Chief Operating Officer, Executive Vice President & Assistant Secretary	2007 2006	286,026 150,000	350,000 350,000		971,877 527,243	— —		7,750 7,200	1,615,653 1,034,443

(1)
The amounts shown represent the compensation expense we recognized in fiscal 2007 and 2006 related to LTIP unit awards in accordance with Financial Accounting Standards No. 123R and, therefore, include amounts from awards granted in and prior to fiscal 2007 and 2006 and do not include amounts from awards granted in 2008. Additionally, the amounts shown are reflected without any reduction for potential forfeitures or the potential that LTIP units do not become redeemable for shares of common stock. Certain additional information with respect to our compensation plans is set forth in notes 15 and 16 to our consolidated financial statements included in our Annual Report of Form 10-K for the fiscal years ended December 31, 2006 and December 31, 2007, respectively.

(2)
Represents matching contributions in connection with our 401(k) plan.

(3)
The amount shown includes a $250,000 bonus paid to Mr. Richardson upon the commencement of his employment relating to a buyout of certain of Mr. Richardson's unvested compensation amounts from his prior employer.

(4)
Mr. Wasterlain's last date of employment was April 11, 2008.

(5)
Represents the amount earned in 2007 and 2006, respectively, in connection with Mr. Wasterlain's Outperformance Plan. At the discretion of the Compensation Committee, the entire amounts were paid in the form of 154,722 and 45,458 fully vested LTIP units, respectively, based on the dollar amount earned divided by $8.55 and $16.48, respectively, the closing price of our common stock on the New York Stock Exchange on January 16, 2008 and January 17, 2007, respectively.

2007 Grants of Plan-Based Awards

        The following table provides information about awards granted in 2007 to each of our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(1)
David T. Hamamoto	1/17/2007 10/04/2007	403,519 656,045	(2) (3)	6,650,000 7,000,000
Andrew C. Richardson	1/17/2007 10/04/2007	188,107 374,883	(2) (3)	3,100,000 4,000,000
Daniel R. Gilbert	1/17/2007 10/04/2007	188,107 374,883	(2) (3)	3,100,000 4,000,000
Jean-Michel Wasterlain(4)	—	—		—
Richard J. McCready	1/17/2007 10/04/2007	72,816 187,441	(2) (3)	1,200,000 2,000,000

(1)
The grant date fair value is the amount that we would expense in our financial statements over the period of the award, but does not include a reduction for forfeitures or for the possibility that LTIP units do not become redeemable for shares of common stock.

(2)
Represents LTIP units that vest quarterly over a three-year period beginning April 29, 2007.

(3)
Represents LTIP units that vest quarterly over a four-year period beginning January 29, 2008, with 10% vesting the first year and 30% vesting each year thereafter.

(4)
Mr. Wasterlain's last date of employment was April 11, 2008.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under "Executive Compensation and Other Information." The terms of the 2006 Outperformance Plan and Mr. Wasterlain's Outperformance Bonus Plan are described above under "Executive Compensation and Other Information—Long-Term Equity Incentive Programs." The terms of employment agreements that we have entered into with our executives are described below under "Potential Payments Upon Termination or Change-in-Control."

Outstanding Equity Awards at Fiscal Year End 2007

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David T. Hamamoto	1,046,721	9,336,751	0	(2)	—
Andrew C. Richardson	545,141	4,862,658	0	(2)	—
Daniel R. Gilbert	552,645	4,929,593	0	(2)	—
Jean-Michel Wasterlain(3)	12,227	109,065	—		—
Richard J. McCready	254,280	2,268,178	0	(2)	—

(1)
Based on a price per share of $8.92, which was the closing price of our common stock on the New York Stock Exchange at December 31, 2007, and assumes the redemption of the LTIP units for an equal number of shares of common stock.

(2)
Represents the number of LTIP units that the named executive officers would earn under the 2006 Outperformance Plan if our performance for the three-year performance period under the 2006 Outperformance Plan continued at the same annualized rate as we experienced from January 1, 2006 through December 31, 2007. Using these assumptions, no awards would have been earned under the 2006 Outperformance Plan at December 31, 2007.

(3)
Mr. Wasterlain's last date of employment was April 11, 2008.

Option Exercises and Stock Vested in 2007

        The following table sets forth certain information with respect to stock award vesting during the year ended December 31, 2007 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
David T. Hamamoto	347,650	(3)	3,911,169
Andrew C. Richardson	95,658	(4)	1,040,744
Daniel R. Gilbert	145,461	(5)	1,642,485
Jean-Michel Wasterlain(6)	72,821	(7)	1,001,843
Richard J. McCready	72,044	(8)	794,164

(1)
Represents LTIP units and assumes the redemption of the LTIP units for an equal number of shares of our common stock.

(2)
Based on the closing price of our common stock on the New York Stock Exchange on the date of vesting.

(3)
Includes 100,353 LTIP units earned upon our achievement of the second performance hurdle under the Long-Term Incentive Plan for the one-year period ended October 1, 2007. The terms of the Long-Term Incentive Plan are described above under "Executive Compensation and Other Information—Long-Term Equity Incentive Programs."

(4)
Includes 29,179 LTIP units earned upon our achievement of the second performance hurdle under the Long-Term Incentive Plan for the one-year period ended October 1, 2007. The terms of the Long-Term Incentive Plan are described above under "Executive Compensation and Other Information—Long-Term Equity Incentive Programs."

(5)
Includes 39,200 LTIP units earned upon our achievement of the second performance hurdle under the Long-Term Incentive Plan for the one-year period ended October 1, 2007. The terms of the Long-Term Incentive Plan are described above under "Executive Compensation and Other Information—Long-Term Equity Incentive Programs."

(6)
Mr. Wasterlain's last date of employment was April 11, 2008.

(7)
Includes 45,458 LTIP units earned in connection with Mr. Wasterlain's Outperformance Plan for the year ended December 31, 2006. See "Executive Compensation and Other Information—Mr. Wasterlain's Outperformance Bonus Plan" for a description of Mr. Wasterlain's Outperformance Plan and the amount payable to Mr. Wasterlain.

(8)
Includes 25,140 LTIP units earned upon our achievement of the second performance hurdle under the Long-Term Incentive Plan for the one-year period ended October 1, 2007. The terms of the Long-Term Incentive Plan are described above under "Executive Compensation and Other Information—Long-Term Equity Incentive Programs."

Potential Payments on Termination or Change in Control

        We have entered into employment and non-competition agreements, each dated as of October 4, 2007, with Messrs. Hamamoto, Richardson, Gilbert and McCready, that provide for certain severance payments, change in control benefits and tax gross-up payments. All of the agreements have three-year initial terms. Following the initial terms, the agreements automatically will extend on an annual basis for one additional year, unless notice not to renew an agreement is given 90 days prior to the expiration of its term. References to, and summaries of, the employment agreements are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to our periodic filings with the SEC. Mr. Wasterlain's last date of employment was April 11, 2008. As a result, Mr. Wasterlain's employment agreement with the Company, dated as of October 22, 2004, was terminated effective April 11, 2008. Mr. Wasterlain was not entitled to any severance, bonus or other payments or awards as a result of his departure.

    Severance

        We believe that companies should provide reasonable severance benefits to its executive officers. Each of our employment agreements with Messrs. Hamamoto, Richardson, Gilbert and McCready provide that the executive will receive severance payments in the event we terminate his employment (other than a termination for "cause," as defined in each employment agreement, or by the executive without "good reason", also as defined in each employment agreement). Under these employment agreements, upon an executive's death or disability, an executive would be entitled to a payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) 1.0 times the executive's base salary at the rate in effect on the date of termination, plus full vesting of all Company equity awards. In the event of termination of employment for any reason other than those described above, these executives would be entitled to payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) an amount equal to the executive's total compensation in effect prior to the date of termination (which is generally defined to mean base salary plus the average of the annual bonuses (including cash bonuses and annual bonuses paid in LTIPs or other securities) earned for the three years prior to the year in which the termination occurs) multiplied by 2.25 in the case of Mr. Hamamoto and 1.5 in the case of Messrs. Richardson, Gilbert and McCready, plus in each case full vesting of all Company equity awards.

        Pursuant to each employment agreement, each executive has agreed that, during his employment with us and for a period of one year following the termination of his employment, he will not solicit any of our employees, officers, consultants or joint venture partners to terminate their employment or other relationships with us. In addition, pursuant to each employment agreement with Messrs. Hamamoto, Richardson, Gilbert and McCready, each executive has agreed that during his employment with us and for a period of one year following the termination of his employment (other than under certain circumstances, including upon the expiration of the term of his employment agreement at our election or termination by us of the executive without "cause" (as defined in each employment agreement)), that he will not engage in any business that competes directly with the principal businesses conducted by us as of the date of the executive's termination of employment. We entered into these employment agreements with certain of our executive officers in connection with the expiration of the initial three-year term of certain of these agreements in order to appropriately retain and incentivize our executive officers with employment agreements that reflect overall terms that are competitive to our peer group and to the marketplace generally. We believe that these agreements serve the interests of our stockholders and assist us in retaining our executive officers because the agreements provide reasonable severance to our executive officers in exchange for their valued service and restrictive covenants that protect us. Additionally, because the severance level is negotiated up front, it makes it easier for our board to terminate executive officers for performance reasons without the need for protracted negotiation over severance.

    Change in Control

        The employment agreements with our executive officers provide for certain change in control benefits, which only apply after a change in control if the executive is terminated or is assigned duties with the successor inconsistent with executive's title, position, status, reporting relationships, authority, duties or responsibilities to us. Under these circumstances, the executive officers would be entitled to terminate their respective employment agreements for "good reason" and would be entitled to the corresponding severance payments described above.

        The grant letters applicable to our equity compensation plans, including the 2006 Outperformance Plan, provide for the full accelerated vesting of the awards under these plans upon a change in control. With respect to the 2006 Outperformance Plan, the "performance pool" is determined on the date that a change in control is announced, rather than at the end of the three-year term of the 2006 Outperformance Plan.

        We believe that in order to be competitive in the marketplace and to be able to retain top professionals, it is customary to provide for accelerated vesting of equity awards upon a change of control, particularly because in many instances senior management lose their jobs in connection with a change of control and because equity grants provide such a high proportion of our total compensation. By agreeing up front to protect our executive officers from losing their equity in the event of a change of control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change of control. This protection also aligns the interests of our executive officers with those of our stockholders.

    Tax Gross-Up

        Our employment agreements also provide for a tax gross-up payment to our executives in the event they become subject to the so-called "parachute" tax imposed by Internal Revenue Code Section 280G because we believe it is market practice and because we believe that our executives should be able to receive what they have bargained for without being subject to taxes above the amounts that would otherwise be due by virtue of receiving a severance payment.

        The following table shows the potential payments to our named executive officers upon a termination of employment without "cause" or for "good reason" (each as defined in the executive officer's employment agreement), upon a change of control and upon the death or disability of a named executive officer. Our executive officers are not entitled to any payments if they are terminated for "cause" or resign without "good reason" or if they retire, except that Mr. Wasterlain may be entitled to the continuation of certain payments described below in footnote (5). In preparing the tables below, we assumed the termination or change of control occurred on December 31, 2007 (the closing price per share of our common stock was $8.92 as of December 31, 2007).

Name	Payments/Benefits	Termination Without Cause or For Good Reason ($)	Change in Control ($)	Change in Control (Termination For Good Reason) ($)(1)	Death or Disability ($)
David T. Hamamoto	Cash Severance Payment LTIP Units(2) 2006 Outperformance Plan(3) 280G Tax Gross-up(4)	15,622,500 9,336,751 — —	0 9,336,751 0 0	15,622,500 9,336,751 0 9,638,236	950,000 9,336,751 0 —
Andrew C. Richardson	Cash Severance Payment LTIP Units(2) 2006 Outperformance Plan(3) 280G Tax Gross-up(4)	6,375,000 4,819,280 — —	0 4,819,280 0 0	6,375,000 4,819,280 0 4,075,673	500,000 4,819,280 0 —
Daniel R. Gilbert	Cash Severance Payment LTIP Units(2) 2006 Outperformance Plan(3) 280G Tax Gross-up(4)	4,950,000 4,929,593 — —	0 4,929,593 0 0	4,950,000 4,929,593 0 3,049,036	500,000 4,929,593 0 —
Richard J. McCready	Cash Severance Payment LTIP Units(2) 2006 Outperformance Plan(3) 280G Tax Gross-up(4)	2,913,750 2,268,178 — —	0 2,268,178 0 0	2,913,750 2,268,178 0 1,531,643	400,000 2,268,178 0 —

(1)
If, following a change of control, any of Messrs. Hamamoto, Richardson, Gilbert and McCready, is assigned duties with the successor inconsistent with the executive's title, position, status, reporting relationships, authority, duties or responsibilities to us, the executive may terminate his employment agreement for "good reason".

(2)
Represents the number of LTIP units multiplied by the closing price per share of our common stock as of December 31, 2007.

(3)
Represents the number of LTIP units that would be earned under the 2006 Outperformance Plan if our performance for the three-year performance period under the 2006 Outperformance Plan continued at the same annualized rate as we experienced from January 1, 2006 through December 31, 2007. Using these assumptions, no awards would have been earned under the 2006 Outperformance Plan at December 31, 2007.

(4)
Assumes an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 7.35% New York state income tax rate for Messrs. Hamamoto, Richardson and Gilbert, a 5.3% Massachusetts state income tax rate for Mr. McCready and a 4% New York city income tax rate for Messrs. Hamamoto and Richardson.

(5)
Mr. Wasterlain's last date of employment was April 11, 2008. As a result, Mr. Wasterlain's employment agreement with the Company was terminated effective April 11, 2008. Mr. Wasterlain was not entitled to any severance, bonus or other payments or awards as a result of his departure. However, pursuant to Mr. Wasterlain's Outperformance Bonus Plan, Mr. Wasterlain is deemed to have a vested interest in, and may continue to receive the following: (i) 20% of the bonus participation amount relating to fee streams and securities investments that were made in the 12 months prior to April 11, 2008; (ii) 40% of the bonus participation amount relating to fee streams and securities investments that were made more than 12 months and less than 24 months prior to April 11, 2008; (iii) 60% of the bonus participation amount relating to fee streams and securities investments that were made more than 24 months and less than 36 months prior to April 11, 2008; (iv) 80% of the bonus participation amount relating to fee streams and securities investments that were made more than 36 months and less than 48 months prior to April 11, 2008; and (v) 100% of the bonus participation amount relating to fee streams and securities investments that were made more than 48 months prior to April 11, 2008. See "Executive Compensation and Other Information—Mr. Wasterlain's Outperformance Bonus Plan" for a description of Mr. Wasterlain's Outperformance Plan and the amount that may be payable to Mr. Wasterlain.

        The tables above do not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of three times the employee's annual salary, but not exceeding a total of $750,000; (ii) disability benefits; and (iii) accrued vacation amounts.

Compensation of Directors

Determination of Compensation Awards

        Our Nominating & Corporate Governance Committee has responsibility for making recommendations with respect to non-employee director compensation to our entire board of directors. Our goal is the creation of a reasonable and balanced board of directors compensation program that aligns the interests of the board of directors with those of our stockholders. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by us of members of the board of directors.

        Annually, SMG provides recommendations to the Nominating & Corporate Governance Committee with respect to proposed non-employee director compensation, including recommendations with respect to the split between cash and equity-based compensation, compensation for attendance at meetings, annual compensation and additional compensation for the Chairman of the Board, the chairman of each of the Board committees and for the Lead Director. The recommendations of SMG are based largely on the compensation payable to directors in the REIT industry generally and the trends associated with the compensation payable to directors serving publicly traded REITs. The Nominating & Corporate Governance Committee discusses the recommendations with SMG, the chief executive officer and the general counsel and ultimately makes a recommendation to the full Board with respect to all non-employee director compensation. The Nominating & Corporate Governance Committee determined that, given the complex nature of our business and increased size, the additional compensation described below was appropriate for the non-employee directors.

Non-Employee Directors

        Each of our non-employee directors is paid an annual director's fee of $50,000. The non-employee director who serves as Lead Director of the board of directors is paid an additional fee of $15,000 per year. The non-employee director who serves as our Audit Committee chairperson is paid an additional fee of $20,000 per year. Each of the non-employee directors who serve as the chairpersons of our Compensation Committee and our Nominating and Corporate Governance Committee is paid an additional fee of $10,000 per year. Each non-employee director is also paid $1,500 per board meeting attended ($750 if the meeting is telephonic) and $1,000 per board committee meeting attended ($500 if the meeting is telephonic). Directors who are our officers or employees, including our chairman of the board, do not receive compensation as directors. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        Pursuant to our stock incentive plan, we automatically grant to each of our non-employee directors shares of restricted common stock. We will automatically grant to any person who becomes a non-employee director shares of restricted common stock having a value of approximately $50,000 on the date such non-employee director attends his or her first meeting of our board of directors. The actual number of shares of restricted common stock that we will grant will be determined by dividing the fixed value of the grant by the closing sale price of our common stock on the New York Stock Exchange on the grant date. Restrictions on each of the initial grants of restricted common stock will lapse as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.

        Pursuant to our stock incentive plan, we will automatically grant shares of common stock having a value of approximately $60,000 to each of our non-employee directors each year. These annual automatic grants will be made on the first business day following each annual meeting of our stockholders and the actual number of shares of common stock that we will grant will be determined by dividing the fixed value of the annual grant by the closing sale price of our common stock on the New York Stock Exchange on the grant date.

Stock Ownership Guidelines

        Our board of directors has adopted stock ownership guidelines for our board of directors, which are described above under "Executive Compensation and Other Information—Stock Ownership Guidelines."

Director Compensation for 2007

        The following table provides information concerning the compensation of our non-employee directors for 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
W. Edward Scheetz(2)	52,500	1,101,904	(3)	1,154,404
William V. Adamski	65,500	63,766		129,266
Preston C. Butcher	44,750	63,766		108,516
Judith A. Hannaway	78,250	63,766		142,016
Wesley D. Minami	75,500	63,766		139,266
Louis J. Paglia	56,750	67,017		123,767
Frank V. Sica	53,000	63,766		116,766

Total	426,250	1,487,751		1,914,001

(1)
The amounts shown represent the compensation expense we recognized in fiscal 2007 related to equity based awards in accordance with Financial Accounting Standards No. 123R; therefore, such amounts include amounts from awards granted in and prior to fiscal 2007 and disregard potential forfeitures. The grant date fair value of the awards made to the non-employee directors in 2007 were $50,000 each. Certain additional information with respect to our compensation plans is set forth in note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)
Mr. Scheetz resigned as a member of our board of directors on October 16, 2007.

(3)
Of this amount, $464,490 and $559,879 represent the accounting expense allocable to Mr. Scheetz under the Long-term Incentive Plan and the Omnibus Stock Incentive Plan, respectively, in connection with grants made at the time of our initial public offering in 2004.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), is responsible for, among other things, recommending compensation for the Company's executive officers, administering the Company's equity compensation plans, and producing an annual report on executive compensation for inclusion in the Company's annual meeting proxy statement. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, under the Exchange Act, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, which is filed with the Securities and Exchange Commission.

Compensation Committee:

William V. Adamski, Chairperson
Louis J. Paglia
Frank V. Sica

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 25, 2008, the total number and the percentage of shares of our common stock beneficially owned by:

  •
  each of our directors and each nominee for director;

  •
  each of our executive officers; and

  •
  all of our directors and executive officers as a group.

        The following table also sets forth how many shares of our common stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person's filing of a Schedule 13D or Schedule 13G with the SEC.

        The information set forth below assumes that:

  •
  all of the conditions required for all LTIP units to be redeemable for an equal number of operating partnership units have been satisfied and the LTIP units have been so converted; and

  •
  all operating partnership units, including operating partnership units issuable upon conversion of LTIP units, held by the persons described above are redeemed for shares of our common stock.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number(1)		Percentage(1)
Principal Stockholders:
Bahram Akradi	5,000,000	(2)	8.03%
Wasatch Advisors, Inc.	4,767,469	(3)	7.65%
Neuberger Berman, LLC	4,123,496	(4)	6.62%
Directors and Executive Officers(5):
David T. Hamamoto	3,530,471	(6)(10)	5.45%
Andrew C. Richardson	1,053,440	(7)	1.66%
Daniel R. Gilbert	1,154,876	(8)(10)	1.82%
Richard J. McCready	461,502	(9)(10)	*
Daniel D. Raffe	240,115	(11)	*
William V. Adamski	13,817		*
Preston C. Butcher	44,952	(12)	*
Judith A. Hannaway	13,817		*
Wesley D. Minami	25,317		*
Louis J. Paglia	20,696		*
Frank V. Sica	163,817		*
All directors and officers as a group (12 persons)	6,724,722		9.94%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Notwithstanding the foregoing, shares of common stock subject to LTIP units irrespective of whether they are currently redeemable or redeemable within 60 days, are deemed outstanding for computing the percentage of the person holding such LTIP units but are not deemed outstanding for computing the percentage of any other person. In addition, we have assumed that any operating partnership units and LTIP units (irrespective of whether they are currently redeemable or redeemable within 60 days of the date hereof and irrespective of the fact that upon redemption we may pay cash), beneficially owned by any of the persons listed in the table above (but not units held by us) have been redeemed for an equivalent number shares of our common stock and, therefore, have deemed such number of shares as outstanding for purposes of presenting the number and computing the percentage of shares of our common stock beneficially owned by such persons.

(2)
Based on information included in the Schedule 13G/A filed by Bahram Akradi on February 14, 2008. Bahram Akradi beneficially owns, and has sole voting and dispositive power over, 5,000,000 shares of common stock. The address of Bahram Akradi is 6442 City West Parkway, Eden Prairie, MN 55344.

(3)
Based on information included in the Schedule 13G/A filed by Wasatch Advisors, Inc. on February 14, 2008. Wasatch Advisors, Inc. beneficially owns, and has sole voting and dispositive power over, 4,767,469 shares of common stock. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(4)
Based on information included in the Schedule 13G/A filed by Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds on February 12, 2008. Neuberger Berman, LLC beneficially owns 4,123,496 shares of common stock and has shared voting power over 4,083,300 shares of common stock and shared dispositive power over 4,123,496 shares of common stock. It has sole voting power of 30,140 shares of common stock for unrelated clients. The remaining balance of shares is for the individual client accounts over which Neuberger Berman, LLC has shared power to dispose but not vote shares. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. Neuberger Berman Inc. beneficially owns 4,123,496 shares of common stock and has shared voting power over 4,083,300 shares of common stock and shared dispositive power over 4,123,496 shares of common stock. It has sole voting power of 30,140 shares of common stock. Neuberger Berman Management Inc. beneficially owns 4,083,300 shares of common stock and has shared voting power and shared dispositive power over 4,083,300 shares of common stock. Neuberger Berman Equity Funds beneficially owns 4,083,300 shares of common stock and has shared voting power and shared dispositive power over 4,083,300 shares of common stock. The address of all of the above persons is 605 Third Avenue, New York, NY 10158.

(5)
The address of each of the directors and executive officers is 399 Park Avenue, New York, NY 10022.

(6)
Includes 532,567 shares of common stock held directly by Mr. Hamamoto, 376,222 shares of common stock held by two trusts for the benefit of the two minor children of Mr. Hamamoto, 136,700 shares of common stock held by Oahu Holdings LLC, the managing member of which is DTH Investment Holdings LLC of which Mr. Hamamoto is the managing member, and 2,257,018 LTIP units granted under the Incentive Plan.

(7)
Includes 5,000 shares of common stock held directly by Mr. Richardson and 1,048,440 LTIP units granted under the Incentive Plan.

(8)
Includes 2,450 shares of common stock owned directly by Mr. Gilbert and 1,062,760 LTIP units granted under the Incentive Plan.

(9)
Includes 4,660 shares of common stock owned directly by Mr. McCready and 456,842 LTIP units granted under the Incentive Plan.

(10)
Includes the following number of LTIP units held directly by NRF Employee, LLC, which was granted a certain number of LTIP units under the Incentive Plan: Mr. Hamamoto—227,964; Mr. Gilbert—89,666; and Mr. McCready—56,754. Each of the above-named persons has a membership interest in NRF Employee, LLC (the "Employee LLC Interest") which is currently vested and entitles each of them to beneficial ownership of the amount of the LTIP units held directly by NRF Employee, LLC. Each of the above-named persons may redeem their Employee LLC Interest for an equivalent number of LTIP units. The right to redeem the Employee LLC Interest does not have an expiration date.

(11)
Includes 1,500 shares of common stock owned directly by Mr. Raffe and 238,615 LTIP units granted under the Incentive Plan.

(12)
Includes 10,000 shares of common stock held by the CPB/CFB revocable trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hard Rock Hotel

        On March 29, 2007, we purchased from Credit Suisse, or CS, a $100 million junior participation in the financing provided by CS in connection the acquisition of the Hard Rock Hotel and Casino in Las Vegas by a joint venture between DLJ Merchant Banking Partners and the Morgans Hotel Group, or Morgans, which is the minority partner in the joint venture. David Hamamoto, our chairman and chief executive officer, is the chairman of the board of Morgans.

Policy for Review of Related Person Transactions

        Our Board of Directors has approved a written policy under which all "disinterested" directors shall evaluate and consider for approval arrangements and relationships that may occur or exist between us, on the one hand, and directors, certain of our officers and certain persons or entities associated with such persons, on the other hand. Under the policy, any transaction between us and any such related party (other than de minimus transactions), including, without limitation, any transaction that is required to be disclosed by us in any of our filed periodic reports or proxy statements will be deemed to be a related party transaction. When reviewing and evaluating a related party transaction, our "disinterested" directors may consider, among other things, any effect a transaction may have upon a director's independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director's or officer's involvement in the transaction. Our General Counsel will notify the "disinterested" directors promptly of new potential related party transactions and any material changes to previously approved or conditionally approved related party transactions. Additionally, existing related party transactions are presented to our Audit Committee on an annual basis for review and evaluation.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee (the "Audit Committee") of the Board of Directors of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee operates under a written charter adopted by the Board of Directors, consistent with the corporate governance rules of the Securities and Exchange Commission and the New York Stock Exchange. A copy of the charter is on the Company's website at www.nrfc.com. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's independent registered public accounting firm. On March 24, 2008, the Audit Committee appointed Grant Thornton LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008. The independent registered public accounting firm is responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company's financial statements; (2) the Company's independent registered public accounting firm' qualifications and independence; (3) the performance of the Company's independent registered public accounting firm and the Company's internal audit function; and (4) the Company's compliance with legal and regulatory requirements.

        In discharging its oversight role, the Audit Committee reviewed and discussed with the Company's management and Grant Thornton LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2007, the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

        In addition, the Audit Committee discussed with Grant Thornton LLP its independence from the Company and the Company's management, and Grant Thornton provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees.

        The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for their audit. The Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls over financial reporting, and the overall quality of the Company's financial reporting.

        Based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is filed with the Securities and Exchange Commission. The Board of Directors approved this recommendation.

Audit Committee:

Wesley D. Minami, Chairperson
Judith A. Hannaway
Louis J. Paglia

INDEPENDENT ACCOUNTANTS

Independent Accountants' Fees

        Aggregate fees for professional services rendered for the Company by Grant Thornton LLP for the fiscal years ended December 31, 2006 and December 31, 2007 were as follows:

Type of Fee	2006	2007
Audit Fees	$2,591,493	$2,251,350
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$2,591,493	$2,251,350

        Fees for audit services for the fiscal years ended December 31, 2006 and December 31, 2007 include fees associated with the annual audits for such years, including Section 404 attest services, the quarterly review of the Form 10-Qs for the three month periods ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, and for other attest services, including issuance of consents and review of the Company's registration statements on Form S-11 and Form S-3 and other documents filed by the Company with the SEC in connection with its public offerings. Additionally, the fees for the fiscal year ended December 31, 2006 include $696,750 of fees in connection with engaging Grant Thornton LLP to opine on our financial statements for prior periods. We made this investment to enable us to more efficiently access the capital markets when conditions are favorable, rather than having to involve two separate accounting firms in the process.

Audit Committee Pre-Approval Policy

        In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any audit and non-audit services to be performed by Grant Thornton LLP to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. The Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by the Company's independent registered public accounting firm. The Audit Committee approved all of the services listed in the table above. In some cases the Audit Committee pre-approves the provision of a particular category or group of services for up to a year, subject to a specified budget.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        The Board of Directors, following the recommendation of the Nominating and Corporate Governance Committee, has recommended that Messrs. Adamski, Butcher, Hamamoto, Minami, Paglia and Sica and Ms. Hannaway, be elected to serve on the Board of Directors, each until the annual meeting of stockholders for 2009 and until his or her successor is duly elected and qualifies. For certain information regarding each nominee, see "Board of Directors" above.

        Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, a nominee should become unavailable to serve, the shares of common stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company's charter and bylaws.

        Election of the director nominees named in this proposal requires the affirmative vote of a plurality of the votes cast in the election of directors at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors' nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the annual meeting is required for the election of each director. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2008. The Board of Directors has endorsed this appointment. A representative of Grant Thornton LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

        Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2008 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

        If this selection is not ratified by our stockholders, the Audit Committee and the Board of Directors may reconsider its recommendation and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
OF THE SELECTION OF GRANT THORNTON LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009

        Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2009 annual meeting of stockholders if they are received by us on or before December 26, 2008. Stockholder proposals must be directed to the Secretary, NorthStar Realty Finance Corp., at 399 Park Avenue, New York, New York 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by us within the timeframe for submission of stockholder proposals and director nominations under our current bylaws. In order for a proposal to be "timely" under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and director nominations must be submitted, in accordance with the requirements of our bylaws, not later than January 25, 2009 and not earlier than December 26, 2008; provided, however, in the event that the date of the mailing of the notice for the 2009 annual meeting of stockholders is advanced or delayed more than 30 days from April 27, 2009, a proposal by a stockholder to be timely must be delivered not earlier than the 120th day prior to the date of mailing of the notice for such meeting and not later than 5:00 p.m., Eastern time, on the later of: (1) the 90th day prior to the first anniversary of the date of mailing of the notice for such meeting; or (2) the tenth day following the date on which public announcement of the date of mailing of the notice for the 2009 annual meeting of stockholders is first made.

INCORPORATION BY REFERENCE

        In our filings with the Securities and Exchange Commission, or SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report" contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

        Our board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,
Albert Tylis Executive Vice President, General Counsel and Secretary

April 25, 2008

New York, New York

APPENDIX A

FORM OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
NORTHSTAR REALTY FINANCE CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008

        The undersigned stockholder of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), hereby appoints Andrew C. Richardson and Albert Tylis, and each of them, as proxies for the undersigned, each with the full power of substitution, and hereby authorizes them to attend the Annual Meeting of Stockholders of the Company to be held on May 22, 2008 at 10:00 a.m., local time, at the Omni Berkshire Place Hotel at 21 East 52nd Street—Carnegie Room, New York, New York, and any postponements or adjournments thereof, to vote, as designated on the reverse side, all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present thereat and to exercise all of the powers that the undersigned would have if personally present thereat.

        This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

*************

ANNUAL MEETING OF STOCKHOLDERS OF
NORTHSTAR REALTY FINANCE CORP.
May 22, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

Proposal 1.	Election of directors to serve on our Board of Directors.
Nominees:
	William V. Adamski	☐	Wesley D. Minami	☐
	Preston C. Butcher	☐	Louis J. Paglia	☐
	David T. Hamamoto	☐	Frank V. Sica	☐
	Judith A. Hannaway	☐

FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

A-1

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here.    ☐

Proposal 2.	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3.	To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of NorthStar Realty Finance Corp.'s Annual Report to Stockholders for the fiscal year ended December 31, 2007 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

☐        CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Signature of Stockholder	Date	Signature of Stockholder	Date

	/ /		/ /

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A-2

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TABLE OF CONTENTS
GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
BOARD OF DIRECTORS
Current Directors Who are Nominees for Reelection
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION Compensation Discussion and Analysis
Compensation of Executive Officers
Compensation of Directors
COMPENSATION COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
  APPENDIX A